Exhibit 99.1
Highland Distressed Opportunities, Inc.
Announces Financial Results for the Quarter Ended September 30, 2007
DALLAS—(BUSINESS WIRE)—November 9, 2007—Highland Distressed Opportunities, Inc. (NYSE: HCD) today announced its financial results for the quarter ended September 30, 2007.
Highlights for the quarter ended September 30, 2007:

Shareholders’ Equity (Net Assets): $218.6 million
Net Asset Value per share: $12.34

Operating Results (in thousands):
Net increase/(decrease) in shareholders’ equity (net assets) from operations: ($26,120)
Net investment income: $4,266
Net realized and unrealized gains/(losses) on investments: ($30,386)
Dividends per share: $0.2625

Portfolio Investment Activity:
Cost of investments purchased during period: $92.5 million
Proceeds from disposition of investments during period $154.7 million
Number of portfolio companies at September 30, 2007: 75

Portfolio and Investment Activity
On September 30, 2007, we completed our second full quarter of operations after our IPO, with approximately 50.3% of our portfolio invested in senior loans (bank debt), 34.4% in corporate notes and bonds, 1.2% in claims, and 14.1% in equity interests as of that date.
Bank debt typically accrues interest at variable rates determined on a basis of a benchmark LIBOR or prime rate, and typically will have maturities of 3 to 5 years. Corporate notes and bonds will typically accrue interest at fixed rates and have stated maturities at origination that range from 5 to 10 years. At September 30, 2007, the weighted average yield of our portfolio investments, exclusive of cash and cash equivalents, was approximately 8.5%. At September 30, 2007, the weighted average yield of our investments in senior loans and corporate notes and bonds, was approximately 10.2%. Yields are computed assuming a fully settled portfolio; using interest rates as of the report date and include amortization of senior loan discount points, original issue discount and market premium or discount; weighted by their respective costs when averaged.
As of September 30, 2007, approximately 41.7% of our portfolio consisted of investments in 10 issuers. Additional information regarding these specific investments has been outlined below. This additional information is limited to publicly available information, and does not address the creditworthiness or financial viability of the issuer, or the future plans of the Company as it relates to a specific investment. Furthermore, while the objective of the Company is to invest primarily in financially-troubled or distressed companies, the Company can and does invest in issuers that are not financially-troubled or distressed at the time of investment. The Company may have sold some, or all, of the positions outlined below subsequent to September 30, 2007.
Comcorp Broadcasting, Inc.
Comcorp Broadcasting, Inc. (“ComCorp”) is a privately-held regional broadcasting company based in Lafayette, LA. ComCorp operates 23 TV stations in 10 markets in Texas, Louisiana, and Indiana. ComCorp filed for bankruptcy in June 2006 after it was unable to meet its ongoing debt obligations. Our investment is related to a June 2004 credit facility led by General Electric Capital Corporation to refinance certain indebtedness. Subsequent to the end of the quarter, ComCorp, and its direct and indirect subsidiaries, exited bankruptcy with an effective date of October 4, 2007 under Plans filed with the United States Bankruptcy Court in the Western District of Louisiana (Case No. 06-50410). Copies of the Plans and the Confirmation Orders may be downloaded, without cost, at www.kccllc.net/cca, or be requested free of charge by calling Kurtzman Carson Consultants LLC at 1-866-381-9100.

Entegra Power Group, LLC
Entegra Power Group, LLC (“Entegra”) was formed June 1, 2005. Entegra is owned by a consortium of major banks and private equity funds and is governed by an independent Board of Directors. Entegra owns and operates two of the largest independent power plants in the United States. Both plants, similar in size and design, are natural gas fired combined cycle facilities, each capable of producing approximately 2,200 MW of power and have been in commercial operation since 2003. The Gila River Power Station is located just south of Phoenix, Arizona and the Union Power Station is located in southern Arkansas. Our investment is related to the financing of the power plants. More information can be found at www.entegrapower.com.
Fontainebleau Florida Hotel, LLC
Fontainebleau Resorts, Inc. (“Fontainebleau”) is led by Chairman Jeffrey Soffer, who also serves as Chief Executive Officer of Turnberry, Ltd., a creator of luxury condominium and condominium-hotel developments, and President and Chief Financial Officer Glenn Schaeffer, a former Chief Executive Officer of Mandalay Resort Group. Fontainebleau Miami Beach is a resort located in Miami Beach, Florida. Fontainbleau plans to renovate and expand this property into a 22-acre destination resort. Our investment is related to the renovation of the original resort buildings. More information can be found at www.bleaumiamibeach.com.
Freescale Semiconductor, Inc.
On December 1, 2006, Freescale Semiconductor, Inc. (“Freescale”) was acquired by a consortium of private equity funds. Freescale is one of the world’s largest semiconductor companies, with leadership in the design and manufacture of embedded processors. More information can be found at www.freescale.com.
Lake at Las Vegas Joint Venture, LLC
Lake at Las Vegas Joint Venture, LLC is a 3,592-acre resort and destination community and is one of the larger master-planned communities in Las Vegas, NV. The development is located approximately 17 miles from the Las Vegas strip. Our investment is related to a portion of land associated with the Lake Las Vegas development. More information can be found at www.lakelasvegas.com.
LVI Services, Inc.
LVI Services, Inc. (“LVI”) is a remediation and facility services firm serving commercial, industrial, retail, government, healthcare and education end markets. From a nationwide branch network, LVI provides asbestos abatement, soft and structural demolition, mold remediation, emergency response, fireproofing, decontamination and decommissioning, lead-based paint abatement and infection control. More information can be found at www.lviservices.com.
Motor Coach Industries International, Inc.
Motor Coach Industries International, Inc. designs, manufactures, assembles and markets intercity coaches, transit buses and their replacement parts. Their coaches are used for intercity regularly scheduled passenger service, tour and charter operations and suburban commuting. More information can be found at www.mcicoach.com.
MPH Mezzanine II, LLC / MPH Mezzanine III, LLC
In February, 2007, Equity Office Properties (“EOP”), and one or more affiliates, merged with affiliates of Blackstone Real Estate Partners (“Blackstone”). Macklowe Properties (“Macklowe”) purchased all but one of EOP’s Manhattan, NY holdings, through an agreement with Blackstone. Our investment is related to financing the purchase of a portion of these Manhattan properties. More information can be found at www.macklowe.com.

Northwest Airlines, Inc.
Northwest Airlines, Inc. (“Northwest”), with hubs in Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, operated approximately 1,400 daily departures, as of October, 2007. According to Northwest, it and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents. Northwest emerged from Chapter 11 protection on May 31, 2007, and began trading on the NYSE under tickers symbol “NWA”. More information can be found at www.NWA.com or Chapter 11 filing Case No 05-17930, Southern District of New York.
Univision Communications, Inc.
Univision Communications, Inc., together with the subsidiaries through which its businesses are conducted (“UCI”), is the leading Spanish-Language media company in the United States and has continuing operations in three business segments: television, radio and Internet. UCI’s television operations include the Univision and TeleFutura networks; UCI’s owned and operated television stations and Galavision, UCI’s cable television network. Univision Radio, Inc. operates UCI’s radio business, which includes its owned and operated radio stations and radio network. Univision Online, Inc. operates UCI’s Internet portal, Univision.com. Our investment is related to financing the acquisition of UCI by a private equity consortium. More information can be found at www.univision.com.
Results of Operations
We initially funded on January 18, 2007, and therefore, have no comparable period from the prior year with which to compare the results of operations for the quarter ended September 30, 2007 and the period ended September 30, 2007.
Operating Income
We primarily generate revenue in the form of interest income on the debt securities that we own, dividend income on any common or preferred stock that we own, and capital gains or losses on any debt or equity securities that we acquire and subsequently sell. We also may acquire investments, which may pay cash or in-kind dividends on a recurring or otherwise negotiated basis. Investment income for the quarter ended September 30, 2007 was approximately $9.5 million, with approximately $0.1 million of income attributable to invested cash and cash equivalents and approximately $9.4 million attributable to investments in equity interests, bank debt/senior secured debt, and corporate notes/subordinated debt. This compares to investment income for the quarter ended June 30, 2007 of approximately $9.6 million, with approximately $0.2 million of income attributable to invested cash and cash equivalents and approximately $9.4 million attributable to investments in equity interests, bank debt/senior secured debt, and corporate notes/subordinated debt. For the period ended September 30, 2007, investment income was approximately $20.8 million.
Operating Expenses
Operating expenses for the quarter ended September 30, 2007 were approximately $2.9 million. This amount consisted of advisory fees of approximately $2.2 million and administrative fees, accounting fees, professional fees, directors’ fees, taxes and other expenses of approximately $0.7 million. In comparison, operating expenses for the quarter ended June 30, 2007 were approximately $3.7 million. For the period ended September 30, 2007, operating expenses were $7.4 million.
Per an agreement with the Investment Adviser, advisory fees of approximately $0.7 million were waived during the quarter ended September 30, 2007, compared to approximately $1.5 million for the quarter ended June 30, 2007. For the period ended September 30, 2007, the Investment Adviser waived advisory fees of approximately $2.7 million. Additionally, for the period ended September 30, 2007, the Investment Advisor voluntarily waived Incentive Fees of approximately $0.9 million.
Net Investment Income
The Company’s net investment income for the quarter ended September 30, 2007 was approximately $4.3 million, compared to net investment income of approximately $6.2 million for the quarter ended June 30, 2007. For the period ended September 30, 2007, net investment income was approximately $11.7 million.

Net Unrealized Depreciation on Investments
For the quarter ended September 30, 2007, the Company’s investments had net unrealized depreciation of approximately ($22.9) million, compared to net unrealized depreciation of approximately ($5.9) million for the quarter ended June 30, 2007. The decrease was attributable to net unrealized depreciation on senior loans, corporate notes/subordinated debt, and claims and equity interests of approximately ($8.6) million, ($3.3) million, and ($11.0) million, respectively. For the period ended September 30, 2007, net unrealized depreciation on the Company’s investments was approximately ($29.8) million.
Net Realized Losses
For the quarter ended September 30, 2007, we had net realized losses on investments of approximately ($7.6) million, compared to net realized gains of approximately $0.2 million for the quarter ended June 30, 2007. For the period ended September 30, 2007, net realized losses on investments were approximately ($7.4) million.
Net Decrease in Shareholders’ Equity (Net Assets) from Operations
For the quarter ended September 30, 2007, we had a net decrease in shareholders’ equity (net assets) resulting from operations of approximately ($26.1) million, compared to a net increase of approximately $0.4 million for the quarter ended June 30, 2007. For the period ended September 30, 2007, we had a net decrease in shareholders’ equity (net assets) resulting from operations of approximately ($25.3) million.
Financial Condition, Liquidity and Capital Resources
During the period ended September 30, 2007, we generated cash from the net proceeds of our IPO as well as cash flows from operations. All of the net proceeds from our IPO and cash flows from operations were used to acquire the portfolio, to make investments, to make cash distributions to holders of our common stock, and to pay fees and our operating expenses. We also generated additional cash from borrowings under the credit facility entered into in April 2007. These borrowings were made in order to provide additional liquidity and to seek to meet our investment objective and strategies.
Dividends
We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to meet specified source-of-income and asset diversification requirements and must distribute annually at least 90% of our investment company taxable income. Additionally, we must distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We intend to make distributions to our shareholders on a quarterly basis of substantially all of our net operating income. We also intend to make distributions of net realized capital gains, if any, at least annually.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure shareholders that they will receive any distributions or distributions at a particular level.
On August 3, 2007, the Company announced that its Board of Directors (the “Board”) declared a third quarter dividend of $0.2625 per share ($4,640,515), which was paid on September 28, 2007 to common shareholders of record on September 18, 2007. The Company has established an “opt out” dividend reinvestment plan for its common shareholders. As a result, if the Company declares a cash dividend in future periods, a shareholder’s cash dividend will be automatically reinvested in additional shares of the Company’s common stock unless the shareholder specifically “opts out” of the dividend reinvestment plan and elects to receive cash dividends. For the third quarter dividend, holders of 1,815,420 shares participated in the dividend reinvestment plan. As a result, of the $4,640,515 total amount distributed, $476,548 was used by the dividend reinvestment plan agent to issue new shares, including fractions, on behalf of the Plan participants. On March 9, 2007, the Company’s Board declared a second quarter dividend of $0.2625 per share, which was paid on June 29, 2007 to common shareholders of record on June 19, 2007.

Subsequent Events
On November 6, 2007, the Company’s Board declared a fourth quarter dividend of $0.2625 per share payable on December 31, 2007 to common shareholders of record on December 21, 2007.
Conference Call
The Company invites all interested persons to participate in its conference call on Monday, November 19, 2007 at 4:15 pm Eastern Time. The dial-in number for the call is (877) 795-3613. The pass code for the conference call is 5064186. The Company will maintain an audio replay of the call for one week following the call. The replay dial-in number is (888) 203-1112. The replay pass code is 5064186.

Highland Distressed Opportunities, Inc.
Statement of Assets and Liabilities
As of September 30, 2007 (unaudited)

($)
Assets:
Investments, at value (cost $399,129,353)	369,296,261
Cash	11,775,661
Foreign currency (cost $14)	15
Receivable for:
Receivable for investments sold	45,153,853
Dividend and interest receivable	6,643,588
Other assets	278,297

Total assets	433,147,675

Liabilities:
Notes payable (Note 4)	165,000,000
Payables for:
Investments purchased	46,630,844
Investment advisory fee payable (Note 3)	1,462,439
Administration fee payable (Note 3)	385,988
Interest expense payable (Note 4)	868,643
Accrued offering cost	50,240
Accrued expenses and other liabilities	154,468

Total liabilities	214,552,622

Shareholders’ equity (net assets)	218,595,053

Composition of shareholders’ equity (net assets)
Common Stock, par value $.001 per share: 550,000,000 common stock authorized, 17,716,771 common stock outstanding	17,717
Paid-in capital	253,163,644
Undistributed net investment income	2,463,157
Accumulated net realized gain/(loss) on investments	(7,254,735)
Net unrealized appreciation/(depreciation) on investments and unfunded transactions	(29,794,730)

Shareholders’ equity (net assets)	218,595,053

NET ASSET VALUE PER SHARE (NET ASSETS/COMMON STOCK OUTSTANDING)	12.34

Highland Distressed Opportunities, Inc.
Statement of Operations

	For the Quarter Ended	For the Period Ended
	September 30, 2007	September 30, 2007(a)
	(unaudited)	(unaudited)
	($)	($)
Investment Income:
Interest income	9,345,514	19,796,684
Dividends (net of foreign taxes withheld)	175,720	954,901

Total investment income	9,521,216	20,751,585

Expenses:
Investment advisory fee (Note 3)	2,207,594	4,493,525
Incentive fees (Note 3)	—	1,326,507
Administration fee (Note 3)	386,356	786,367
Accounting service fee	37,934	89,063
Transfer agent fee	8,192	19,233
Professional fees	133,266	234,356
Trustees’ fees	10,334	24,263
Custody fee	15,450	38,673
Registration fees	8,072	8,072
Reports to shareholders	10,982	49,371
Delaware franchise tax expense	27,357	48,455
Organization expense (Note 3)	—	170,383
Rating agency fees	24,506	32,497
Other expense	46,785	80,954

Total operating expenses	2,916,828	7,401,719
Interest expense (Notes 4)	3,083,273	5,216,061

Total expenses	6,000,101	12,617,780

Fees and expenses waived or reimbursed by Investment Adviser (Note 3)	(744,834)	(3,594,496)

Net expenses	5,255,267	9,023,284

Net investment income	4,265,949	11,728,301

Net Realized and Unrealized Gain/(Loss) on Investments:
Net realized gain/(loss) on investments	(7,645,111)	(7,401,030)
Net realized gain/(loss) on total return swaps	137,821	172,955
Net realized gain/(loss) on foreign currency transactions	18,914	(26,660)
Net change in unrealized appreciation/(depreciation) on investments	(22,906,625)	(29,833,092)
Net change in unrealized appreciation/(depreciation) on translation of assets and liabilities denominated in foreign currency	8,611	38,362

Net realized and unrealized gain/(loss) on investments	(30,386,390)	(37,049,465)

Net decrease in shareholders’ equity (net assets) resulting from operations	(26,120,441)	(25,321,164)

(a)	Highland Distressed Opportunities, Inc. commenced investment operations on January 18, 2007.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”) is a newly organized, non-diversified closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, 877-247-1888